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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


      The following is a list of all subsidiaries of the Company, jurisdiction of incorporation or organization and the percentage of shares owned, directly or indirectly, by the Company.


                                             STATE OR OTHER
                                             JURISDICTION OF              PERCENTAGE OF
      NAME                                   INCORPORATION                SHARES OWNED
-----------                                  -------------                ------------
Billing Concepts, Inc.                         Delaware                       100%
Enhanced Services Billing, Inc.                Delaware                       100%
Interlata Aviation, Inc.                       Texas                          100%
Computer Resources Management, Inc.            Texas                          100%
Computer Resources Management I, Inc.          Delaware                       100%
Billing Concepts Systems, Inc.                 Texas                          100%